EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 of Communications Systems, Inc. of our report dated October 18, 2021, relating to the financial statements of Pineapple Energy LLC, for the period from inception (December 1, 2020) through December 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

November 12, 2021